[GRAPHIC OMITTED]                                                  Press Release
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               FOAMEX RECEIVES COURT APPROVAL OF FIRST DAY MOTIONS

  Interim Approval Granted For New Credit Facilities Led By Bank of America and
                           Silver Point Finance LLC;

   Court Authorizes Payment Of Employee Wages And Benefits, Payment To Vendors For Critical Post-Petition Goods And Services, And Other Actions To Allow
                     Foamex's Business To Operate As Usual

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LINWOOD,  PA - September 20, 2005 - Foamex  International  Inc.  (NASDAQ:  FMXI)
announced today that it received approval from the U.S. Bankruptcy Court for the District of Delaware for the Company's "first day" motions that will enable the Company's operations to proceed smoothly and without interruption throughout its reorganization case.

Included among the 12 motions approved by the Court are those which permit Foamex to continue to pay in the ordinary course employee salaries, wages, and benefits, amounts owing in connection with the Company's workers' compensation and other insurance policies, and certain other pre-bankruptcy amounts; utilize its existing cash management systems; continue its customer programs uninterrupted; pay vendors for certain critical goods and services provided prior to the Chapter 11 case; access, on an interim basis, up to $221 million of the $240 million debtor-in-possession (DIP) financing arranged for the Company by Bank of America N.A. and obtain a new $80 million debtor in possession term loan from Silver Point Finance, LLC the proceeds of which will be used to repay a pre-petition term loan owed to that lender.

Tom Chorman, Foamex's President and Chief Executive Officer, stated, "The court's approval of our first day motions will ensure that Foamex can conduct business as usual and remain focused on serving our customers as we go through this restructuring process. I am pleased that this process is beginning as smoothly as we expected, and I am very optimistic that we will continue to make solid progress."

Foamex's case has been assigned number 05-12685 (PJW) before the Honorable Peter
J. Walsh.

More information about Foamex's reorganization case is available on the Company's web site at www.foamex.com/restructuring.

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking  Statements
This press release contains and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, those relating to the alternatives for strengthening the Company's balance sheet, increasing liquidity and enhancing long-term value, as well as the continuing support of our lenders. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, the outcome of proceedings in its chapter 11 case, its ability to implement appropriate strategic alternatives to enhance long term value, as well as customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, its capital and debt structure (including financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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